Exhibit 99.3

Dear SRA Colleague:

Today is an important milestone in the SRA story. With more than three decades of contributions to our nation, and indeed, the global community, SRA has entered a definitive agreement to be acquired by Providence Equity Partners and again become a privately held company.

I am confident we are announcing the right transaction, the right partnership and together with Providence, we are poised for a bright future. Providence has a strong track record in the federal space for investing and cultivating companies like SRA.

Over the next several months we will work to complete the transaction with Providence. During this period, let me emphasize it is business as usual at SRA. We remain a standalone publicly traded company. I appreciate your continued commitment to the excellent work our customers have come to expect from us.

In addition to the Q&A already released to all employees, Ernst and I will hold a conference call with SRA managers later this morning to answer questions. Call details will be sent directly to managers. We also will continue to update the Q&A on the SRA Portal so that you can easily check updated information.

Thank you all for your continued professionalism and commitment to SRA. This is a great company and together with our new partners at Providence we have a lot to look forward to.

Stan Sloane

President & CEO

Important Additional Information

SRA will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. This press release does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for SRA, the expected timing of the completion of the merger and the ability to complete the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (iv) risks related to disruption of management’s attention from SRA’s ongoing business operations due to the transaction; (v) the effect of the announcement of the acquisition on SRA’s relationships with its customers, operating results and business generally; and (vi) the requirement of approval of the acquisition by a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by Dr. Volgenau).

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of March 31, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 31, 2011. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of SRA for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by SRA.

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